Exhibit 3.1
Reddi Brake
10-QSB

           CERTIFICATE OF CHANGE IN AUTHORIZED CAPITAL
                               OF
                 REDDI BRAKE SUPPLY CORPORATION


      The  Board  of Directors of Reddi Brake Supply  Corporation

(the "Company") have resolved to increase the authorized capital,

without  shareholder  approval, pursuant to  NRS  78.207  of  the

Nevada  Business Corporations Act, which provides that  a  Nevada corporation  that desires to change the number  of  shares  of  a class  and  series, if any, of its authorized stock by increasing or  decreasing the number of authorized shares of the  class  and series, may, except as otherwise provided in subsections 2 and 3,

do  so by a resolution adopted by the board of directors, without obtaining  the approval of the stockholders.  The change  in  the

Company's  authorized capital shall be effective on the  date  of filing of this certificate with the State of Nevada.

     (a) The number of authorized shares and par value of each

class and series of shares before the change was:

         Preferred stock, 2,500,000, par value $0.0001;
         Common stock, 75,000,000, par value $0.0001.


     (b) The number of authorized shares and par value of each class and series of shares after the change is:

         Preferred stock, 2,500,000, par value $0.0001;
         Common stock, 100,000,000, par value $0.0001.


     DATED:  January 12, 2001

                                       Reddi Brake Supply Corporation

                                       /s/John Chymboryk
                                          John Chymboryk, President

                                      /s/Kip Eardley
                                         Kip Eardley,Secretary/Treasurer

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